Exhibit 99.1

Aimfinity Investment Corp. I Announces Eighth Extension of the Deadline for an Initial Business Combination to March 28, 2024

Wilmington, Delaware, Feb. 28, 2024 (GLOBE NEWSWIRE) --  Aimfinity Investment Corp. I (the “Company” or “AIMA”) (Nasdaq: AIMAU), a special purpose acquisition company incorporated as a Cayman Islands exempted company, today announced that, in order to extend the date by which the Company mush complete its initial business combination from February 28, 2024 to March 28, 2024, I-Fa Chang, sole member and manager of the sponsor of the Company, has deposited into its trust account (the “Trust Account”) an aggregate of $85,000 (the “Monthly Extension Payment”).

Pursuant to the Company’s second amended & restated memorandum and articles of association (“Current Charter”), effectively July 27, 2023, the Company may extend on a monthly basis from July 28, 2023 until April 28, 2024 or such an earlier date as may be determined by its board to complete a business combination by depositing the Monthly Extension Payment for each month into the Trust Account. This is the eighth of nine monthly extensions of the Company.

About Aimfinity Investment Corp. I

Aimfinity Investment Corp. I is a blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. The Company has not selected any business combination target and has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with it. While the Company will not be limited to a particular industry or geographic region in its identification and acquisition of a target company, it will not complete its initial business combination with a target that is headquartered in China (including Hong Kong and Macau) or conducts a majority of its business in China (including Hong Kong and Macau).

Additional Information and Where to Find It

As previously disclosed, on October 13, 2023, the Company entered into that certain Agreement and Plan of Merger (as may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and between the Company, Docter Inc., a Delaware corporation (the “Company”), Aimfinity Investment Merger Sub I, a Cayman Islands exempted company and wholly-owned subsidiary of Parent (“Purchaser”), and Aimfinity Investment Merger Sub II, Inc., a Delaware corporation and wholly-owned subsidiary of Purchaser (“Merger Sub”), pursuant to which the Company is proposing to enter into a business combination with Docter involving an reincorporation merger and an acquisition merger. This press release does not contain all the information that should be considered concerning the proposed business combination and is not intended to form the basis of any investment decision or any other decision in respect of the business combination. AIMA’s stockholders and other interested persons are advised to read, when available, the proxy statement/prospectus and the amendments thereto and other documents filed in connection with the proposed business combination, as these materials will contain important information about AIMA, Purchaser or Docter, and the proposed business combination. When available, the proxy statement/prospectus and other relevant materials for the proposed business combination will be mailed to stockholders of AIMA as of a record date to be established for voting on the proposed business combination. Such stockholders will also be able to obtain copies of the proxy statement/prospectus and other documents filed with the Securities and Exchange Commission (the “SEC”), without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to AIMA’s principal office at 221 W 9th St, PMB 235 Wilmington, Delaware 19801.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended. Statements that are not historical facts, including statements about the pending transactions described herein, and the parties’ perspectives and expectations, are forward-looking statements. Such statements include, but are not limited to, statements regarding the proposed transaction, including the anticipated initial enterprise value and post-closing equity value, the benefits of the proposed transaction, integration plans, expected synergies and revenue opportunities, anticipated future financial and operating performance and results, including estimates for growth, the expected management and governance of the combined company, and the expected timing of the transactions. The words “expect,” “believe,” “estimate,” “intend,” “plan” and similar expressions indicate forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to various risks and uncertainties, assumptions (including assumptions about general economic, market, industry and operational factors), known or unknown, which could cause the actual results to vary materially from those indicated or anticipated.

Such risks and uncertainties include, but are not limited to: (i) risks related to the expected timing and likelihood of completion of the pending business combination, including the risk that the transaction may not close due to one or more closing conditions to the transaction not being satisfied or waived, such as regulatory approvals not being obtained, on a timely basis or otherwise, or that a governmental entity prohibited, delayed or refused to grant approval for the consummation of the transaction or required certain conditions, limitations or restrictions in connection with such approvals; (ii) risks related to the ability of AIMA and Docter to successfully integrate the businesses; (iii) the occurrence of any event, change or other circumstances that could give rise to the termination of the applicable transaction agreements; (iv) the risk that there may be a material adverse change with respect to the financial position, performance, operations or prospects of AIMA or Docter; (v) risks related to disruption of management time from ongoing business operations due to the proposed transaction; (vi) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of AIMA’s securities; (vii) the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Docter to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally; (viii): risks relating to the medical device industry, including but not limited to governmental regulatory and enforcement changes, market competitions, competitive product and pricing activity; and (ix) risks relating to the combined company’s ability to enhance its products and services, execute its business strategy, expand its customer base and maintain stable relationship with its business partners.

A further list and description of risks and uncertainties can be found in the prospectus filed on April 26, 2022 relating to AIMA’s initial public offering, the annual report of AIMA on Form 10-K for the fiscal year ended on December 31, 2022, filed on April 17, 2023, and in the Registration Statement/proxy statement that will be filed with the SEC by AIMA and/or its affiliates in connection with the proposed transactions, and other documents that the parties may file or furnish with the SEC, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements relate only to the date they were made, and Aimfinity, Docter, and their subsidiaries undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made except as required by law or applicable regulation.

No Offer or Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of any potential transaction and does not constitute an offer to sell or a solicitation of an offer to buy any securities of AIMA, Purchaser or Docter, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

Participants in the Solicitation

AIMA, Docter, and their respective directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of AIMA’s shareholders in connection with the proposed transaction. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of AIMA’s shareholders in connection with the proposed business combination will be set forth in the proxy statement/prospectus on Form F-4 to be filed with the SEC.

Contact Information:

Aimfinity Investment Corp. I
I-Fa Chang
Chief Executive Officer

ceo@aimfinityspac.com

(425) 365-2933
221 W 9th St, PMB 235
Wilmington, Delaware 19801